Exhibit 5.0

LAW OFFICES

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

12TH FLOOR

734 15TH STREET, N.W.

WASHINGTON, D.C. 20005

TELEPHONE: (202) 347-0300

FACSIMILE: (202) 347-2172

WWW.EMTH.COM

August 7, 2008

VIA EDGAR

Board of Directors

Home Bancorp, Inc.

503 Kaliste Saloom Road

Lafayette, Louisiana 70508

Gentlemen:

We have acted as special counsel to Home Bancorp, Inc., a Louisiana corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the “Registration Statement”), relating to the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in connection with the Plan of Conversion (the “Plan of Conversion”) of Home Bank (the “Bank”).

In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Boards of Directors of the Company and the Bank, the Plan of Conversion, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the State of Louisiana, in each case as in effect on the date hereof.

Based upon the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Plan of Conversion, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

Board of Directors

Home Bancorp, Inc.

August 7, 2008

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the references to this firm under the headings “The Conversion and Offering – Material Federal and Louisiana Income Tax Consequences of the Conversion” and “Legal and Tax Opinions” in the Prospectus contained in the Registration Statement.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/ Hugh T. Wilkinson
Hugh T. Wilkinson, a Partner